Exhibit 21

                            BOK FINANCIAL CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                              Banking Subsidiaries
                          ---------------------------
                  Bank of Albuquerque, National Association (1)
                   Bank of Arkansas, National Association (1)
                   Bank of Oklahoma, National Association (1)
                     Bank of Texas, National Association (1)
             Colorado State Bank and Trust, National Association (1)
                    Bank of Arizona, National Association (1)
                Southwest Trust Company, National Association (1)
                  Bank of Kansas City, National Association (1)
                  Worth National Bank, National Association (1)

                 Other subsidiaries of BOK Financial Corporation
                          ---------------------------
                        BOK Capital Services Corporation
                        BOKF Capital Services Corporation
                                   BOSC, Inc.
                        Park Cities Bancshares, Inc. (2)
                           Park Cities Corporation (5)
                                BOKF Equity, LLC
                             BOKF Private Equity, LP
                            Colorado Funding Company
                            Arizona Bancorp, Ltd. (3)
                      Private Equity Limited Partnership II
                            Lakeland Financial II, LP
                           Lakeland Operating Company
                         Worth Bancorporation, Inc. (2)
                         United Banks of Colorado, Inc.
                     M.J. Kilpatrick Insurance Agency, Inc.

                     Subsidiaries of Bank of Oklahoma, N.A.
                          ---------------------------
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation
                             BOK Delaware, Inc. (3)
                          BOKF Equipment Finance, Inc.
                              BOK Funding Trust (3)
                          BOSC Agency, Inc. (Oklahoma)
                       BOSC Agency, Inc. (New Mexico) (4)
                          BOSC Agency, Inc. (Texas) (2)
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                           Pacesetter Leasing Company
                       BOKF Community Development Fund LLC
                     BOKF Community Development Corporation
                        AXIA Investment Management, Inc.


All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1) Chartered by the United States Government
(2) Incorporated in Texas
(3) Incorporated in Delaware
(4) Incorporated in New Mexico
(5) Incorporated in Nevada